SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 14, 2004

ALEXION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27756	13-3648318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352 Knotter Drive, Cheshire, CT	06410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On June 14, 2004, the Company announced that they and their collaboration partner for pexelizumab, Procter & Gamble Pharmaceuticals, Inc., have received written confirmation from the U.S. Food and Drug Administration indicating agreement with the protocols for two independent pivotal Phase III trials of the investigational drug pexelizumab. A copy of the press release issued by the Company relating thereto is filed herewith as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated June 14, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: June 15, 2004	By:	/s/ Thomas I.H. Dubin
	Name:	Thomas I.H. Dubin
	Title:	Vice President and General Counsel

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